Exhibit 3.1A

Delaware
__________
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE LIMITED LIABILITY COMPANY UNDER THE NAME OF “SOMEBOX LLC” TO A DELAWARE CORPORATION, CHANGING ITS NAME FROM “SOMEBOX LLC” TO “SOMEBOX, INC.”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF APRIL, A. D. 2005, AT 7:37 O’CLOCK P. M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SEAL	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 3820843

DATE: 04-19-05

STATE OF DELAWARE CERTIFICATE OF CONVERSION FROM A LIMITED
LIABILITY COMPANY TO A CORPORATION PURSUANT TO SECTION 265 OF
THE DELAWARE GENERAL CORPORATION LAW

1. The Limited Liability Company was formed under the jurisdiction of the State of Delaware.

2.  The name of the Limited Liability Company immediately prior to filing this Certificate is Somebox LLC

3. The date the Limited Liability Company was first formed was April 28, 2003.

4. The name of the corporation as set forth in the Certificate of Incorporation is Somebox, Inc.

By:	/s/ Jeremy Seitz

Name:	/s/ Jeremy Seitz
Authorized Officer

State Of Delaware
Secretary of State
Division of Corporations
Delivered 07:37 PM 04/12/2005
FILED 07:37 PM 04/12/2005
SRV 050297086 - 3651851 FILE